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                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         MARKWEST ENERGY PARTNERS, L.P.

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

     I.   The name of the limited partnership is:

                         MARKWEST ENERGY PARTNERS, L.P.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of the General Partner is as follows:

                           MarkWest Energy GP, L.L.C.
                            155 Inverness Drive West
                                    Suite 200
                            Englewood, Colorado 80112

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of MARKWEST ENERGY PARTNERS, L.P. this 24th day of January, 2002.


                                        MARKWEST ENERGY GP, L.L.C.
                                        its General Partner

                                        By: /s/ Gerald A. Tywoniuk
                                           -------------------------------------
                                        Name:  Gerald A.Tywoniuk
                                        Title: Senior Vice President and
                                               Chief Financial Officer